EXHIBIT 23.1

                         Consent Of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Non-Qualified Employee Stock Option Plan and the 1992 Non-Qualified Non-Employee Director Stock Option Plan of Celerity Solutions, Inc. our report dated December 3, 1997, with respect to the financial statements of Somerset Automation, Inc. included in the report on Form 8-K expected to be filed on December 23, 1997.





                                                  ERNST & YOUNG LLP



Orange County, California
December 22, 1997

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